Exhibit 99.2

OREXIGEN THERAPEUTICS, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is effective as of December 12, 2015 (the “Effective Date”), by and between OREXIGEN THERAPEUTICS, INC. (the “Company”) and JOSEPH P. HAGAN (the “Consultant”).

1. SERVICES.

a. The Company retains the Consultant and the Consultant agrees to render the consulting services (“Services”) pursuant to the terms and conditions described in the statement of work (“Statement of Work” or “SOW”) attached to this Agreement as Exhibit A.

b. The Consultant will not perform any Services for the Company except as authorized or requested by the Company. The Consultant agrees to complete the Services in a satisfactory manner and in accordance with generally accepted professional standards prevailing at the time the Services are performed.

c. Within ten (10) days after the Effective Date, the Consultant shall provide a complete and accurate form W-9 to the Company.

2. TERM AND TERMINATION.

a. This Agreement is effective as of the Effective Date, and will terminate on December 11, 2016 (the “Termination Date”), unless extended by mutual consent of the Consultant and the Company. Notwithstanding the foregoing, the Company can terminate this Agreement (and any SOW) at any time prior to the Termination Date upon 10-days prior written notice to the Consultant.

b. Termination of this Agreement shall not affect (i) the Company’s obligation to pay for Services previously rendered by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under Section 3; (ii) the Consultant’s obligation to deliver all deliverables and/or work product (“Deliverables”) to the Company pursuant to the Services performed, as applicable; or (iii) the Consultant’s continuing obligations to the Company under Sections 5, 6, 7 and 8.

3. PAYMENTS.

a. Compensation.

i. Compensation due under this Agreement is set forth in a Statement of Work.

ii. The Consultant must submit invoices for completed Services to Company that: (1) itemize in reasonable detail the Services performed, and (2) indicate dates and hours worked on such dates by the Consultant.

iii. Unless expressly provided for in the SOW, time spent traveling will not be deemed time spent performing Services and will not be billed to the Company, except to the extent Services are performed while traveling.

iv. Company shall pay undisputed invoices within thirty (30) days after Company’s receipt of an acceptable invoice from the Consultant.

v. Except as set forth in any amendment to this Agreement, the Consultant shall not be entitled to any other compensation or benefits for the Services.

b. Expenses.

i. The Company will reimburse the Consultant for reasonable expenses incurred in the performance of the Services to the extent such expenses are set forth in an SOW, or have been approved in writing by the Company. The Consultant will use commercially reasonable efforts to minimize reimbursable expenses. Travel expenses shall be reimbursed at cost and shall conform to the following limits unless otherwise approved by the Company in writing:

Description	Limit
Air Travel	Coach, unless pre-approved by Company at level of EVP or higher
Lodging	$300/night
Meals	$100/night
Rental Car/Taxi	$100/day
Personal auto	Reimbursed at the legal rate established by the US Internal Revenue Service

Entertainment expenses will not be reimbursed by the Company. The Consultant must provide copies of receipts for any single expense incurred greater than twenty five dollars (US $25.00). Approved expenses will be reimbursed within thirty (30) days of the Company’s receipt of invoices with supporting receipts.

ii. The Consultant is expected to arrange all approved travel through the Company’s designated agent Altour International (“Altour”) by calling 212-897-5147 or emailing Christine Coleman at christine.coleman@altour.com. The Consultant must indicate that the Consultant is not a Company employee and provide Altour with a credit card for all travel reservations. Altour shall book reservations that conform to Company’s travel policy. If the Consultant is unable to arrange travel through Altour, the Consultant must receive the Company representative’s approval in writing prior to arranging his own travel.

c. No Vesting of Equity Compensation. In consideration of the foregoing, the Consultant agrees that all vesting under outstanding equity grants to the Consultant granted prior to the date of this Agreement shall terminate automatically as of the date that the Consultant ceased to be an employee of the Company and nothing in this Agreement or any SOW, nor the Services provided hereunder or thereunder, shall act to extend or continue vesting of such equity compensation.

4. RELATIONSHIP OF THE PARTIES – INDEPENDENT CONTRACTORS.

a. Notwithstanding any provision of this Agreement to the contrary, the Consultant is and shall at all times be an independent contractor and not an employee, agent, partner, or joint venturer of the Company. The Consultant shall have no right under this Agreement, or as a result of its consulting services to the Company, to participate in any other employee, retirement, insurance or other benefit program of the Company, nor will the Company make any deductions from the Consultant’s compensation for taxes, the payment of which shall be solely the Consultant’s responsibility.

b. The Consultant shall pay when due any and all taxes incurred as a result of his compensation hereunder, including without limitation, estimated taxes, and if requested by the Company, provide the Company with proof of payment. The Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company: (i) to pay withholding taxes or similar items; or (ii) resulting from the Consultant being determined not to be an independent contractor.

5. REPRESENTATIONS AND WARRANTIES.

a. The Consultant makes the following representations and warranties:

i. Neither this Agreement nor the performance of the Services conflicts with or violates any obligation of the Consultant or right of any third party;

ii. All licenses or certifications necessary to perform the Services have been obtained;

iii. All applicable laws will be complied with in the performance of the Services including, as applicable but without limitation, the Federal Food, Drug, and Cosmetic Act, including its implementing regulations; the Health Insurance Portability and Accountability Act and all other privacy laws;

iv. The Consultant: (a) is not under investigation by the U.S. Food and Drug Administration for debarment action or is presently debarred under the Federal Food, Drug and Cosmetic Act, as amended, the Generic Drug Enforcement Act of 1992 (21 U.S.C. 301 et seq.), or is listed on the HHS/OIG List of Excluded Individuals/Entities or the System for Awards Management or (b) has not violated, or is not under investigation for violating, any state or federal health care programs or has not violated any such state or federal health care programs or any federal or state anti-kickback laws or regulations; and

v. The Consultant will notify the Company immediately upon gaining knowledge that any of the foregoing ceases to be true.

6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

a. The Consultant recognizes and acknowledges that certain knowledge and information which he will acquire or develop relating to the business of the Company, including, without limitation, any financial information, business plans, clinical and product development plans, strategies, business forecasts, sales and merchandising materials, patent disclosures, patent applications, structures, models, techniques, know-how, trade secrets, processes, compositions, formulations, compounds and apparatus relating to the same and other proprietary information related to the current, future and proposed products and services of the Company (collectively, “Confidential Information”) are the valuable property of the Company. For purposes of this Agreement, Confidential Information of the Company also includes information disclosed to the Consultant by third parties who are consulting or collaborating with the Company in connection with the Consultant’s performance of the Services.

b. The Consultant shall not be obligated to treat as confidential, any Confidential Information that (i) was publicly known at the time of disclosure to the Consultant, (ii) became publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) was lawfully disclosed to the Consultant by a third party.

c. In the event a court or governmental agency legally compels the Consultant to disclose Confidential Information, the Consultant shall promptly inform the Company of the compelled disclosure, so that the Company may seek a protective order or other remedy or waive compliance with this Agreement, or both. The Consultant shall limit any compelled disclosure of Confidential Information to that legally required.

d. The Consultant agrees not to use the Confidential Information for any purpose other than in connection with the Consultant’s performance of the Services.

e. The Consultant covenants and agrees that, without the prior written consent of the Company, the Consultant will not disclose the Confidential Information to third parties at any time. Any such authorized disclosures shall only be as necessary to perform the Services, and only to third parties who are bound by written agreements with the Consultant to maintain the Confidential Information in confidence. All such agreements shall contain confidentiality provisions at least as protective as the provisions contained in this Agreement.

f. The Consultant agrees not to disclose to the Company, or use in connection with the Consultant’s efforts for the Company, any Confidential Information belonging to any third party, including without limitation the Consultant’s prior employers, or any prior inventions made by his or them and which the Company is not otherwise legally entitled to learn of or use.

g. Upon termination of the Services hereunder, or at the Company’s request at any other time, the Consultant agrees to promptly deliver to the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including without limitation computer files), and all other property, materials or equipment that belong to the Company, its customers, its prospects or its suppliers.

7. INTELLECTUAL PROPERTY.

a. “Intellectual Property” includes any and all new or useful art, discovery, improvement, technical development, or invention, whether or not patentable and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work, that the Consultant, solely or jointly with others, makes, conceives or reduces to practice that resulted from the Consultant’s Services for the Company under this Agreement or any services performed by the Consultant under any prior consulting arrangement or agreement with the Company, whether oral or written (a “Prior Agreement”). All right, title and interest of every kind and nature whatsoever in and to the Intellectual Property made, discussed, developed, secured, obtained or learned by the Consultant during the term of this Agreement or any Prior Agreement, or the 60-day period immediately following termination of this Agreement, are hereby assigned to the Company, and shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by the Consultant to the Company.

b. The Consultant shall assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and the Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement. In the event that the Company is unable for any reason to secure the Consultant’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including but not limited to improvements, renewals, extensions, continuations, divisions or continuations in part thereof), after a written demand is made upon the Consultant (which shall refer to the provisions of this paragraph), the Consultant hereby irrevocably designates and appoints the Company and his duly authorized officers and agents as the Consultant’s agents and attorneys-in-fact to act for and on the Consultant’s behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by the Consultant.

8. NON-SOLICITATION.

a. The Consultant agrees that, without the prior written consent of the Company, the Consultant will not directly or indirectly during the term of this Agreement (a) call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business or patrons of the Company; or (b) solicit or attempt to solicit for employment any person who is an employee of or consultant to the Company or who was an employee of or consultant to the Company at any time during the twelve (12) month period immediately prior to the date of solicitation.

b. The parties acknowledge that the foregoing restrictions are necessary and reasonable in scope and duration and are a material inducement to the Company to execute, deliver and perform its obligations arising under or pursuant to this Agreement.

9. NO EMPLOYMENT OF ASSISTANTS OR SUBCONTRACTING. Except as expressly authorized in a Statement of Work, the Consultant shall not employ assistants to aid his in the performance of the Services or subcontract any of the Services to a third party without the advance written approval of the Company.

10. INDEMNIFICATION. The Consultant agrees to indemnify, defend, and hold the Company free and harmless from all third party claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including without limitation interest, penalties, attorneys’ fees, and costs, that the Company may incur as a result of a material breach by the Consultant of any of his obligations hereunder.

11. RIGHTS AND REMEDIES UPON BREACH. If the Consultant breaches or threatens to commit a breach of any of the provisions of Sections 5, 6, 7 and 8 (the “Protective Representations and Covenants”), the Consultant agrees that such breach or threatened breach would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, the Company may seek applicable injunctive relief and/or a decree for specific performance, and such other and further equitable or other relief as may be proper.

12. ACKNOWLEDGMENT REGARDING SECURITIES LAWS. The Consultant acknowledges that the Company’s Confidential Information may represent material, non-public information of the Company, and that the Consultant is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

13. MISCELLANEOUS.

a. This Agreement shall be governed by the laws of California, without regard to any provisions relating to conflict of laws among different jurisdictions.

b. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration before a single neutral arbitrator to be held in San Diego County, California, in accordance with the current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”). The arbitrator may grant injunctions or other relief, and may award the prevailing party its counsel fees and expenses in accordance with applicable law. The decision of the arbitrator shall be final, conclusive and binding on the parties. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. Notwithstanding the AAA’s rules, the parties may take discovery in accordance with Section 1283.05 of the California Code of Civil Procedure. Nothing in this paragraph shall prohibit or limit the parties from seeking provisional remedies (including without limitation injunctive relief) in lieu of or in addition to arbitration at any time directly from a court of competent jurisdiction, pursuant to California Code of Civil Procedure Section 1281.8 or any similar statute of an applicable jurisdiction.

c. This Agreement, along with that certain Separation and Consulting Agreement, is the entire agreement of the parties with respect to the Services and supersedes any prior or contemporaneous agreements between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement does not alter or diminish any obligations of the Consultant associated with the Consultant’s former employment relationship with Company. For clarity, any and all obligations arising under the Proprietary Information and Technology Agreement, Insider Trading Policy, IT User Agreement, Code of Business Conduct/Ethics, Quality Manual, ESPP Acknowledgment form, and other similar agreements or policies, as applicable, between the Consultant and Company are not modified or superseded by this Agreement. Rather, the obligations set forth in this Agreement are in addition to such prior obligations.

d. This Agreement may be amended only in writing by the Company and the Consultant and their respective permitted successors and assigns.

e. The Consultant may not assign, subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

f. Either party’s failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

g. Notices from one party to the other will be in writing and will be delivered to the applicable address set forth below, or at such other address as either party may specify in writing to the other. Notices shall be sent by reputable express international courier, personal delivery, by fax (with confirmation of receipt required), or by other means of delivery requiring a written acknowledged receipt.

Company:	Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Court, Suite 200 La Jolla, CA 92037 Attn: Chief Financial Officer Fax: 858-875-8650

With a copy (which alone will not constitute notice) to:

Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Court, Suite 200 La Jolla, CA 92037 Attn: General Counsel Fax: 858-875-8650

Consultant:	Joseph P. Hagan

h. If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

i. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument. A facsimile, PDF or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed Agreement, and may be delivered electronically.

j. The covenants, representations and warranties in this Agreement shall survive the termination of this Agreement.

k. The Consultant hereby acknowledges that the Consultant has been encouraged to consult with legal counsel (at the Consultant’s own expense) prior to executing this Agreement.

[SIGNATURE PAGE FOLLOWS]

Having understood and agreed to the foregoing, the Company and the Consultant have signed this Agreement as of the Effective Date.

OREXIGEN THERAPEUTICS, INC.		JOSEPH P. HAGAN

By:	/s/ Michael Narachi	By:	/s/ Joseph P. Hagan
Name: Michael Narachi		Name: Joseph P. Hagan
Title: President & Chief Executive Officer		Title:	Consultant

EXHIBIT A

STATEMENT OF WORK

The Consultant shall, at times agreeable to the Consultant and as requested by the Company, make himself available and consult with the Company with respect to the Services specifically defined in this Statement of Work (“SOW”), or as otherwise requested and mutually agreed upon in advance with Company.

Description of Services

The Consultant agrees to provide Services to the Company, including general business advice and cooperation provided under Section 12 of the Separation and Consulting Agreement dated December 11, 2015.

The Consultant will not be required to provide Services for more than 20 hours in any month during the Term, and Consultant will not be required to report to the Company’s offices during the Term (as defined below).

Term

The term of this SOW begins on the Effective Date of the Agreement and shall continue until December 11, 2016, unless terminated early pursuant to Section 2 of the Agreement (the “Term”).

Compensation

Fees: The Consultant shall be paid three hundred fifty U.S. dollars per hour ($350/hr) for performed Services in accordance with the terms set forth in Section 3 of the Agreement.

Expenses: The Consultant shall be reimbursed for reasonably, incurred expenses in accordance with the terms set forth in Section 3.b of the Agreement.

Not to Exceed Amount: Total compensation under this SOW shall not exceed Sixty-Three Thousand U.S. dollars ($63,000) without the advance written approval of the Company.

Primary Party Contacts

The following individual(s) are the primary contacts for purposes of this SOW:

For Consultant:		For Company:

Name:	Joseph P. Hagan	Name:	Michael Narachi
Phone:		Phone:	858-875-8601
Email:		Email:	mnarachi@orexigen.com